SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported)     April 3, 2001

Xcel Energy, Inc.
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

1-3034	41-0448030
(Commission File Number)	(IRS Employer Identification No.)

800 Nicollet Mall, Mpls, MN	55402
(Address of principal executive offices)	(Zip Code)

     Registrant's telephone number, including area code      612-330-5500

(Former name or former address, if changed since last report)

Item 5. Other Events

On April 3, 2001, the management of Xcel Energy Inc., will make a presentation to representatives of the financial community in New York City.  The presentation will begin at 8:45 a.m. EDT and may be viewed via a live web cast.  Individuals interested in viewing the web cast should go to www.xcelenergy.com and then to the Investor Information section. The presentation will be archived until April 24.

Parties choosing to listen only may do so by calling 800-450-0788 from the United States or 612-332-0335 outside the US.  An audio replay will be available from 4:00 p.m. April 3 through midnight, April 13 EDT.  The replay number in the US is 800-475-6701 and outside the US the number is 320-365-3844.  The access code is 576221.

As part of the presentation, Xcel Energy management will present data and analyses which support its belief the company's stock should be valued at more than $38 per share.

Xcel Energy management will present the following annual earnings targets:
•         earnings per share of $2.30 for 2001
•         earnings per share of $2.40 - $2.50 for 2002

Xcel Energy management will present the following quarterly earnings targets for 2001:
•         first quarter earnings per share of $0.60 - $0.65
•         second quarter earnings per share of $0.45 - $0.50
•         third quarter earnings per share of $0.70 - $0.75
•         fourth quarter earnings per share of $0.45 - $0.55

Charts will be shown that represent the company estimates of 2001 earnings contributions from various business segments and potential market valuations, as follows:

		Assumed
	Xcel EPS	P/E Ratio	Potential Value/Share
Electric & Gas Utility	$1.85	13	$24.05
NRG Energy	0.56	30	16.80
Xcel Enterprises	(0.02)	13	(0.26)
Unallocated interest	(0.09)	13	(1.17)
Xcel Total	$2.30	17.2	$39.42

Xcel Energy’s management will also present  its dividend policy.  The objective is to achieve a
60 –  65% dividend payout ratio.

Management will also state it currently has no intention to recommend a divided reduction at the Company's June board meeting.

This report includes forward-looking statements that are subject to certain risks, uncertainties and assumptions.  Such forward-looking statements are intended to be identified in this document by the words "anticipate," "estimate," "expect," "objective," "outlook," "possible," "potential" and similar expressions.  Actual results may vary materially.  Factors that could cause actual results to differ materially include, but are not limited to:  general economic conditions, including their impact on capital expenditures; business conditions in the energy industry; competitive factors; unusual weather; changes in federal or state legislation; regulation; risks associated with the California power market; currency translation and transaction adjustments; the higher degree of risk associated with Xcel Energy’s nonregulated businesses compared with Xcel Energy’s regulated business; and the other risk factors listed from time to time by Xcel Energy in reports filed with the Securities and Exchange Commission (SEC), including Exhibit 99.01 to Xcel Energy’s annual report on Form 10-K for the year ended Dec. 31, 2000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcel Energy Inc.
(a Minnesota Corporation)

/s/
David E. Ripka
Vice President and Controller

April 3, 2001